EXHIBIT 99.2

 PGT Innovations, inc.THIRD Quarter 2017FINANCIAL RESULTSSEPTEMBER 30, 2017

 2  PGTI Third Quarter 2017 Financial ResultsSeptember 30, 2017   Statements in this presentation regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may,” “expect,” “expectations,” “outlook,” “forecast,” “guidance,” “intend,” “believe,” “could,” “project,” “estimate,” “anticipate,” “should” and similar terminology. These risks and uncertainties include factors such as:• unfavorable changes in new home starts and home remodeling trends, especially in Florida, where the substantial portion of our sales are generated;• unfavorable changes in the economy in the United States in general and in Florida, where the substantial portion of our sales are generated;• increases in our cost of raw materials, including aluminum, glass and vinyl;• our dependence on a limited number of suppliers for certain of our key materials;• increases in our transportation costs;• our level of indebtedness;• our dependence on our impact-resistant product lines;• our ability to successfully integrate businesses we may acquire, including our acquisitions of CGI Windows and Doors, Inc. and WinDoor, Inc.• product liability and warranty claims brought against us;• federal, state and local laws and regulations, including unfavorable changes in local building codes; • our dependence on a limited number of manufacturing facilities;• the continuing post-storm impact of Hurricane Irma on our customers and markets, demand for our products, and our financial and operational performance related thereto; and,• the other risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, and our subsequently filed quarterly reports on Form 10-Q, which are available from the SEC.Statements in this presentation that are forward-looking statements include, without limitation, our expectations regarding: (1) order volume and demand from our customers going forward; (2) the benefits expected from the heightened awareness from Hurricane Irma of the damage that hurricanes can cause and the benefits of impact resistant window and door products; (3) the benefits expected from our planned advertising ; (4) our financial and operational performance during the fourth quarter of 2017 and during our 2018 fiscal year; (5) housing market conditions in 2018 and beyond, especially with respect to the State of Florida; (6) our ability to increase our market share; and (7) our projected financial performance, results and outlook for 2017, including our expectations regarding full-year sales and EBITDA. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this presentation.  Forward-Looking Statements

 3  PGTI Third Quarter 2017 Financial ResultsSeptember 30, 2017   Management Presenters   Rod Hershberger Chief Executive Officer and Chairman of the Board   Overview  Jeff Jackson President and Chief Operating Officer (becomes CEO effective on January 1, 2018)   Business and Market Overview  Brad West Sr. V.P. and Chief Financial Officer   Financial Results

PGTI Third Quarter 2017
Financial Results
September 30, 2017

Impacts of Hurricane Irma (1 of 2)

- **Sales impact to Q3 2017 estimated at $13M; added costs to Q3 2017 estimated at $1.1M.**
- Hurricane Irma, the first major hurricane to hit our market since 2005, made landfall in Florida on September 10th.
- Irma was a Category 4 storm upon landfall in the Florida Keys, with sustained 130-mph winds, and at one point before landfall, set record by maintaining 185-mph winds for 37 straight hours.
- Largest and most powerful storm ever recorded in the Atlantic.
- 400-mile-wide storm covered the entire state as it moved north along Florida's Gulf Coast.
- Significant wind-borne damage in western FL; Severe storm-surge flooding in eastern FL.
- Our entire market of Florida impacted to some degree (FL represents 90% of our sales).
- Our South FL market was especially hard hit (South FL represents 70% of our sales).
- Estimated between 5M and 6M people (or between 25% and 30% of the state) evacuated.
- Damages from Irma estimated to be between $50B and $100B in Southeast U.S.
- Including Irma, damages from 2017 Hurricane Season estimated to be between $150B and $400B.

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PGTI THIRD QUARTER 2017
FINANCIAL RESULTS
SEPTEMBER 30, 2017

Impacts of Hurricane Irma (2 of 2)

- Through July/August 2017, versus same two-months last year, sales were up 5%.
- These solid sales produced strong operating results, as adjusted EBITDA margin for July/August 2017 was 19.3%, compared to 17.9% during same two-months last year.
- Early September 2017 operations were similarly strong.
- As Irma approached Florida, order levels dropped by as much as 50% due to customer shut-downs.
- Certain of our production facilities ceased operating for up to 6 days, with no shipping or production.
- We believe we would have set another record for quarterly sales in Q3 2017 absent the storm.
- Added costs in Q3 2017 include increased distribution and warehousing costs, incremental costs to bring facilities back up to full production, and our Community Outreach efforts, to help those affected by the storm in the local area and certain other markets we serve in FL, providing members of the community with things like free generators, chainsaws, food, water and other supplies.
- We still felt the effects of Irma in the first half of October 2017, but stronger sales in the second half of October 2017 helped deliver total sales for the month of approximately $41.5M, up 12%, and EBITDA margin of about 18.0%, versus 15.3%, both as compared to October 2016.

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PGTI Third Quarter 2017
Financial Results
September 30, 2017

Business and Market Overview

- As the third largest state in the U.S., the single largest factor for economic improvement in Florida continues to be the housing market:
  - Florida single-family housing starts in Q3 2017 finished up 17% quarter-over-quarter.
  - Florida single-family housing starts for 2017 continue to track towards 85,000.
  - Florida single-family housing starts have increased in 24 of the last 27 consecutive quarters when compared the same quarter in the prior year.
  - Florida single-family housing starts in 2016 finished at approximately 78,000.
  - Florida's population can support single-family housing starts of up to 120,000 per year.

- The growth in the housing market in Florida continues to out-pace the rest of the country, due to:
  - Population expansion (projected to increase 325,000 in 2017; approaching 21M)
  - Job creation (1.4M jobs added since a low of 8.1M in December 2009; now 9.7M employed)
  - Declining unemployment (reached a high of 11.2% in December 2009; now 3.8%)

- National Association of Home Builders' construction-confidence index rose 4 points in October 2017, to 68 points.

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PGTI THIRD QUARTER 2017
FINANCIAL RESULTS
SEPTEMBER 30, 2017

Business and Market Overview

- Q3 2017 sales of $127M, decreased 2% versus Q3 2016. Impact to Q3 2017 sales due to Irma estimated to be $13M.
- Vinyl WinGuard sales grew 16% in Q3 2017, compared to Q3 2016, despite storm impacts. Since 2014, vinyl WinGuard sales have grown at a compound rate of nearly 35%.
- Q3 2017 sales include 56% to the repair and remodeling market and 44% to the new construction market, which is a slightly higher mix of sales towards new construction than in Q2 2017, as most repair and remodeling activities stopped for a few days prior to the storm.
- In Q3 2017, we made a total of $20M in voluntary prepayments of borrowings under our 2016 Credit Agreement using cash generated from operations.
- In Q3 2017, we announced sale of assets used to manufacture glass components for doors to Cardinal Glass Industries for $28M. Represents an annualized 37% return on investment since acquiring these assets back in 2014. Contemporaneously announced 7-year supply agreement for Cardinal to sell us those door glass components at our current costs to produce. Cardinal is an industry-leading manufacturer of residential glass for windows and doors, and has been a key supplier for us for many years.
- Construction of our new, leased location in Miami is progressing as planned. On target for Q1 2018 to begin operating in this new facility.

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8  PGTI Third Quarter 2017 Financial ResultsSeptember 30, 2017   Financial Overview

 9  PGTI Third Quarter 2017 Financial ResultsSeptember 30, 2017   Sales Breakdown By Product GroupQ3 2017

 10  PGTI Third Quarter 2017 Financial ResultsSeptember 30, 2017   Income Statements Q3 2017 & 2016

 11  PGTI Third Quarter 2017 Financial ResultsSeptember 30, 2017   Balance Sheets

 12  PGTI Third Quarter 2017 Financial ResultsSeptember 30, 2017   2017 Outlook  We estimate that Q3 2017 sales were negatively impacted by approximately $13M due to Hurricane Irma, some of which is expected to be recovered in Q4 2017, with the remainder expected to fall into 2018.For the full year of 2017, we expect to finish within the previous guidance range for consolidated sales of $490M to $500M, and we are revising our estimate of adjusted EBITDA to be between $80M and $84M, due to additional SG&A investments, including television advertising spending, associated with awareness for impact-resistant products, as well as the effect on EBITDA from lower sales as the result of Irma.